UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 25, 2019

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

DALLAS, TEXAS 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 25, 2019, the stockholders elected the Board of Directors of Texas Instruments Incorporated (“TI”) and voted upon two Board proposals contained within our Proxy Statement dated March 12, 2019.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Mark A. Blinn	762,454,094	6,846,044	1,384,200	86,163,798
Todd M. Bluedorn	470,046,935	299,249,938	1,387,465	86,163,798
Janet F. Clark	763,965,508	5,343,434	1,375,396	86,163,798
Carrie S. Cox	471,839,206	297,307,236	1,537,896	86,163,798
Martin S. Craighead	766,889,702	2,406,763	1,387,873	86,163,798
Jean M. Hobby	764,075,759	5,284,256	1,324,323	86,163,798
Ronald Kirk	755,636,008	9,222,074	5,826,256	86,163,798
Pamela H. Patsley	741,962,321	27,432,197	1,289,820	86,163,798
Robert E. Sanchez	761,738,169	7,584,260	1,361,909	86,163,798
Richard K. Templeton	733,605,564	31,910,405	5,168,369	86,163,798

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal regarding advisory approval of the company’s executive compensation	713,250,963	55,193,597	2,239,778	86,163,798

Proposal	For	Against	Abstentions

Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2019	824,220,996	31,350,640	1,276,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 29, 2019	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President, Secretary and General Counsel